                       WARRANT AND REGISTRATION AGREEMENT



     This WARRANT AND REGISTRATION AGREEMENT (the "Agreement"), dated as of August 28, 1996, is made by and between What A World!, Inc, a Delaware corporation (the "Company"), and __________ (the "Warrantholder").

     In consideration of the foregoing and for the purpose of more formally defining the terms and provisions of the warrant hereinafter described ("Warrant") to purchase [ ] Common Shares (the "Shares"), subject to adjustment pursuant to Section 8 hereof, and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, hereby agree as follows:

     Section 1.  Transferability and Form of Warrant.

     1.1 Registration. The Warrant shall be registered on the books of the Company when issued.

     1.2 Transfer. The Warrant shall be transferable only on the books of the Company maintained at its principal office in St. Petersburg, Florida, or wherever its principal executive offices may then be located upon delivery thereof duly endorsed by the Warrantholder or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant to the person entitled thereto. All transfers shall be made subject to the provisions of Section 11 hereof. In the event the Warrant or any portion thereof is transferred, the subsequent holder thereof shall have no greater rights than those afforded the Warrantholder hereunder.

     1.3 Division of Warrant. Subject to all Federal and state securities laws, the Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee or transferees of the Warrant pursuant to this subsection 1.3, and the term "Warrant" shall include any and all Warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

     1.4 Form of Warrant. The text of the Warrant and of the form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The price per Share and the


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number of Shares issuable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant shall be executed on behalf of the Company by its Chairman of the Board, President or a Vice President, under its corporate seal reproduced thereon, and attested by its Secretary or an Assistant Secretary.

     A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

     The Warrant shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

     1.5 Legend on Shares. Each certificate for Shares initially issued upon exercise of the Warrant, unless at the time of exercise such Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"), shall bear the following legend:

                 "The Shares represented by this Certificate have not been
            registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, exchanged, hypothecated or transferred in any manner in the absence of such registration or an exemption therefrom. The Shares are subject to the terms of a certain Warrant and Registration Agreement dated as of August __, 1996 with What A World!, Inc., pursuant to which they were issued."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of the Shares represented thereby) shall also bear the above legend unless, in the opinion of counsel satisfactory to the Company, the securities represented thereby need no longer be subject to such restrictions.

     Section 2. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged.
Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.


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     Section 3.  Term of Warrant; Exercise of Warrant.

     Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time during the period ending at 5:00 p.m., New York time, on August 31, 2001 (the "Termination Date"), to purchase from the Company up to the number of fully paid and nonassessable Shares which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office in St. Petersburg, Florida, or wherever its principal executive offices may then be located, of the certificate evidencing the Warrant to be exercised, together with the purchase form on the reverse thereof duly filled in and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 7 and 8 hereof), for the number of Shares in respect of which such Warrant is then exercised, but in no event for less than 25 Shares, unless the Warrant entitles the Warrantholder on exercise to less than 25 Shares, in which event the Warrant can be exercised for such lesser number of Shares.

     Payment of the aggregate Warrant Price shall be made in cash or by check. Upon surrender of the Warrant and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Warrant and the payment of the Warrant Price, as aforesaid, notwithstanding that the certificates representing the Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrant shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrant is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining Warrant will be issued by the Company.

     Section 4. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of the Shares hereunder.

     Section 5. Mutilated or Missing Warrant. In case the certificate or certificates evidencing the Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate


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or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and of a bond of indemnity, if requested, also satisfactory in form and amount, at the applicant's cost. Applicants for such substitute Warrant certificate shall also comply with such other reasonable requirements and pay such other reasonable charges as the Company may prescribe.

     Section 6. Reservation of Shares. There has been reserved, and the Company shall at all times keep reserved so long as all or any portion of the Warrant remains outstanding, out of its authorized Common Shares, such number of Shares as shall be subject to purchase under such portion of the Warrant which remains outstanding. Every transfer agent for the Common Shares and other securities of the Company issuable upon the exercise of the Warrant will be irrevocably authorized and directed at all times to reserve such number of authorized Shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for the Common Shares and other securities of the Company issuable upon the exercise of the Warrant. The Company will supply such transfer agent with duly executed stock and other certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof.

     Section 7. Warrant Price. The price per Share (the "Warrant Price") at which Shares shall be purchasable upon the exercise of the Warrant shall be $1.00, subject to further adjustment pursuant to Section 8 hereof.

     Section 8.  Adjustment of Warrant Price and Number of Shares.

     8.1 General. The number of Shares purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

             (a) In case the Company shall (i) pay a dividend in Common Shares or make a distribution in Common Shares, (ii) subdivide its outstanding Common Shares, (iii) combine its outstanding Common Shares into a smaller number of Common Shares or (iv) issue by reclassification of its Common Shares other securities of the Company, the number of Shares purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had the Warrant

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been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

             (b) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all of the holders of its Common Shares, without any charge to such holders, entitling them to subscribe for or purchase Common Shares at a price per share which is lower at the record date mentioned below than the Warrant Price, the number of Shares thereafter purchasable upon the exercise of the Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon the exercise of the Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of Common Shares which the aggregate offering price of the total number of Common Shares offered would purchase at the Warrant Price. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactively after the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible securities.

             (c) In case the Company shall distribute to all or substantially all of the holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or issue, to all or substantially all of such holders, without any charge to such holders, rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in paragraph (b) above), then in each case the number of Shares thereafter purchasable upon the exercise of the Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrant by a fraction, of which the numerator shall be the Warrant Price on the date of such distribution, and of which the denominator shall be the Warrant Price on such date minus the then fair value of the portion of the assets or evidences of indebtedness so distributed or of such rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

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             (d) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the aggregate number of Shares then purchasable upon the exercise of the Warrant or, if the Warrant is not then exercisable, the number of Shares purchasable upon the exercise of the Warrant on the first date thereafter that the Warrant becomes exercisable; provided however, that any adjustments which by reason of this subsection 8.1(d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

             (e) Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

             (f) Whenever the number of Shares purchasable upon the exercise of the Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder in accordance with the provisions of Section 14 hereof, notice of such adjustment or adjustments and a certificate of the Chief Financial Officer of the Company, setting forth the number of Shares purchasable upon the exercise of the Warrant and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

             (g) For the purpose of this subsection 8.1, the term "Common Shares" shall mean (i) the class of shares designated as the Common Shares of the Company at the date of this Agreement or (ii) any other class of shares resulting from successive changes or reclassifications of such Common Shares including changes in par value, or from par value to no par value per share. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to purchase any shares of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of the Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 8.

             (h) Upon the expiration of any rights, options, warrants or conversion privileges referred to in this Section 8, if such shall not have been exercised, the number of Shares purchasable upon exercise of the Warrant and the Warrant Price, to

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the extent the Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such privileges, options, warrants or conversion rights and (B) the fact that such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion rights whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or convertible rights.

     8.2 No Adjustment of Dividends. Except as provided in subsection 8.1, no adjustment in respect of dividends shall be made during the term of the Warrant or upon the exercise thereof.

     8.3 No Adjustment in Certain Cases. No adjustments shall be made hereunder in connection with the issuance of Common Shares, or warrants to purchase Common Shares: (a) pursuant to the underwriting agreement relating to the Company's initial public offering of securities consummated on the date hereof ("Initial Public Offering") or the issuance of Common Shares upon exercise of the underwriter's warrant issued in connection with the Initial Public Offering, (b) in connection with the exercise of options or warrants outstanding as of the date hereof or (c) in connection with the grant of incentive stock compensation to employees, officers, directors and/or consultants of the Company pursuant to any stock option plan of the Company.

     8.4 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another person of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchaser, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property which the Warrantholder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action. In the event of a merger in which the Company is the surviving corporation, the right to purchase Shares under the Warrant shall terminate on the date of such merger and thereupon

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the Warrant shall become null and void but only if the controlling corporation shall agree to substitute for the Warrant other warrants which entitle the holders thereof to purchase, upon exercise thereof, the kind and amount of shares and other securities and property which the Warrantholder would have owned or had been entitled to receive had the Warrant been exercised immediately prior to such merger.

     The adjustments required by this Subsection 8.4 shall be effected in a manner which shall be as nearly equivalent as may be practicable to the adjustments provided for elsewhere in this Section 8. The provisions of this Subsection 8.4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     8.5 Statement on Warrant. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant initially issuable pursuant to this Agreement.

     Section 9. Fractional Shares. The Company shall not be required to issue fractional Shares on the exercise of the Warrant. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of the Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price multiplied by such fraction.
For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Shares are traded in the over-the-counter market and not in the NASDAQ National Market System or on any national securities exchange, the average mean between the per share closing bid and asked prices of the Common Shares on the 30 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Shares are traded in the NASDAQ National Market System or on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Shares in the NASDAQ National Market System or on the principal securities exchange on which they are listed, as the case may be. The closing price referred to in clause (ii) above shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NASDAQ National Market System or on the principal securities exchange on which the Common Shares are then listed.

     Section 10. No Rights as Shareholder; Notices to Warrantholder. Nothing contained in this Agreement or in the Warrant shall be construed as conferring upon the Warrantholder, or its transferees, any rights as a shareholder of the Company,

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including the right to vote, receive dividends, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrant and prior to the exercise thereof, any of the following events shall occur:

     (a) any action which would require an adjustment pursuant to Section 8.1 or 8.4; or

     (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety) shall be proposed;

then in any one or more of said events, the Company shall give notice in writing of such event to the Warrantholder as provided in Section 14 hereof at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

     Section 11.  Restrictions on Transfer; Registration Rights.

     (a) The Warrantholder agrees that prior to making any disposition of the Warrant or any of the Shares, the Warrantholder or holder of Shares shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made and no such disposition shall be made if the Company has notified the Warrantholder or holder of Shares that, in the opinion of counsel reasonably satisfactory to the Warrantholder or holder of Shares, a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") under the Securities Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by the Securities and Exchange Commission ("Commission").

     As used herein, the term "Registrable Security" means each of the Shares and any Common Shares issued upon any stock split or stock dividend in respect thereof; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the


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

immediate public distribution of all or any portion of such security or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Shares, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant hereto.

     (b) The Company shall be obligated to the Warrantholder, and the holders of the Shares, to file a Registration Statement only as follows:

                 (i) Whenever, during the seven year period following the date hereof, the Company proposes to file with the Commission a Registration Statement, including any post-effective amendment to the registration statement filed in connection with equity or debt securities of the Company or any such securities of the Company held by its securityholders (other than pursuant to a Form S-4 relating to a merger or acquisition, pursuant to a Form S-8 or successor form or a Form S-3 used solely in conjunction with the resale by affiliates or control persons of shares registered on a Form S-8, or any comparable registration statement), it shall, at least 30 days prior to such filing, give written notice of such proposed filing to the Warrantholder, and each holder of Registrable Securities, at their respective addresses appearing on the records of the Company, and shall offer to include and shall include in such filing all or a portion of such Registrable Securities upon receipt by the Company, not less than 10 days prior to the proposed filing date, of a request therefor setting forth the facts with respect to such proposed disposition, subject to the right of the managing underwriter, in any such offering that is underwritten, to limit the number of Registrable Securities that may be included in such offering on a pro rata basis with any other person on whose behalf securities are being registered.

                 (ii) In addition to any Registration Statement pursuant to subparagraph (i) above, the Company will, as promptly as practicable (but in any event within 30 days) after written notice, at any time during the seven year period following the date hereof, prepare and file at the request of any "Majority Holder" (as hereinbelow defined), a Registration Statement with the Commission and appropriate state securities authorities sufficient to permit the public offering and sale of the Registrable Securities by the holders thereof, and will use its best

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
            efforts, at its own expense, through its officers, directors, auditors and counsel, in all matters necessary or advisable, to cause such Registration Statement to become effective as promptly as practicable following filing thereof; provided, however, that the Company shall only be obligated to file two such Registration Statements under this subparagraph (ii). Promptly upon receipt of the notice hereunder requesting registration, the Company will begin to prepare the necessary Registration Statement. The Company covenants and agrees to give written notice of any request for registration hereunder to all holders of Registrable Securities within ten (10) days from the date of the Company's receipt of any such request. After receiving notice from the Company as provided herein, holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to this subsection (ii) hereof by notifying the Company of their decision to have such securities so included within ten (10) days of their receipt of the Company's notice. The term "Majority Holder" as used herein shall mean any holder or any combination of holders of Registrable Securities, if included in such holders' Registrable Securities are that aggregate number of Shares (including Shares already issued, but not yet sold, and Shares issuable pursuant to the exercise of any outstanding portion of the Warrant) as would constitute a majority of the aggregate number of Shares (including Shares already issued, but not yet sold, and Shares issuable pursuant to the exercise of any outstanding portion of the Warrant) included in all of the Registrable Securities.

     (c) The Company will maintain any Registration Statement or post-effective amendment filed under subparagraph (b) hereof current under the Securities Act until the earlier of (a) the sale of all of the securities subject to such Registration Statement or (b) nine months from the effective date thereof.

     (d) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of any Registration Statement under subparagraphs (i) and (ii) of subsection 11(b) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company, except that the Warrantholder or holder of Shares shall pay the costs to the Company of any special audit which may be required in connection with any Registration Statement requested by such Warrantholder or holder of Shares pursuant to Section 11(b)(ii), if such request does not coincide with availability of the Company's audited financial statements which would be required for inclusion therewith. The Warrantholder or holder of Shares shall bear the

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
cost of underwriting discounts and commissions, if any, applicable to the Shares being registered and the fees and expenses of its counsel. The Company shall use its best efforts to qualify any of the securities for sale in such states as such Warrantholder or holder of Shares reasonably designates and shall furnish indemnification in the manner provided in Section 12 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Warrantholder and any holder of Shares with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Warrantholder or holder of Shares.

     (e) The Company shall not be required by this Section 11 to file a Registration Statement if, in the opinion of counsel for both the Warrantholder or holder of Shares and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Warrantholder or holder of Shares and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

     (f) The Company agrees that until all Shares have been sold under a Registration Statement or pursuant to Rule 144 under the Securities Act, it will keep current in filing all materials required to be filed with the Commission in order to permit the holders thereof to sell Shares under such Rule 144.

     (g) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include the Warrants and/or Shares pursuant to this Section 11.

     (h) If, in connection with a registration which includes Registrable Securities pursuant hereto, the Company shall enter into an underwriting agreement with one or more underwriters selected for such underwriting, such agreement shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the underwriters. The holders of Registrable Securities shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at the underwriter's option, and as a condition to the offering be required to make representations and warranties to or for the benefit of such underwriters. Such holders of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such holders of Registrable Securities and their intended methods of distribution.

     Section 12.  Indemnification.

     (a) In the event of the filing of any Registration Statement with respect to the Warrant or the Shares pursuant to Section 11 hereof, the Company agrees to indemnify and hold harmless the Warrantholder and each holder of any such Shares covered by such Registration Statement, and each person, if any, who controls the Warrantholder or any holder of such Shares within the meaning of the Securities Act ("Distributing Holders") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holders, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement requested by such Distributing Holder, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof and provided further that the indemnity agreement contained in this Section 12(b) shall not inure to the benefit of the Company with respect to any person asserting such loss, claim, damage or liability who purchased the Shares which are the subject thereof if the Company failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Shares, where the Company was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Distributing Holders may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 12, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section 12. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that, if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if
(i) the employment of
such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

     Section 13. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the Distributing Holder makes a claim for indemnification pursuant to Section 12 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 12 hereof provide for indemnification in such case or (ii) contribution under the Securities Act may be required on the part of any Distributing Holder, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the applicable Distributing Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this
Section 13 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 13. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 13 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Section 14. Notices. Any notice pursuant to this Agreement by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

     (a) If to the Warrantholder - [ ] Address; with a copy to Zimet, Haines, Friedman & Kaplan, 460 Park Avenue, New York, New York 10022, Attention: James Martin Kaplan, Esq.;

     (b) If to the Company - addressed to What A World!, Inc., Suite 100, McCormick Center II-B, 10901 Roosevelt Boulevard, St. Petersburg, Florida 33716,
Attention: David Miller

or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or three days after they are mailed in the manner set forth above.

     Section 15. Assignment, Etc. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the Warrant cannot be amended or modified by the parties hereto, except by written agreement executed by the parties. This Agreement and the Warrant cannot be assigned by either party without the written consent of the other party; provided, however, that the consent of the Company in connection therewith shall not be unreasonably withheld, and provided further, that in connection with any assignment by the Warrantholder of this Agreement and the Warrant, the transferee shall first agree in writing to be bound by the terms of this Agreement as if such transferee were a Warrantholder. If requested by the Company, the Warrantholder shall furnish to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such assignment is in accordance with applicable federal and state securities laws.

     Section 16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 17. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 18. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another person, unless the provisions of
Section 8.4 are complied with.

     Section 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within such State, without regard to its principles of conflicts of laws.

     Section 20. Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     Section 21. Entire Agreement. This Agreement (together with any exhibits hereto) constitutes the entire agreement of the parties with respect to its subject matter, and supersedes all prior agreements and understandings of the parties, oral and written, including without limitation the Original Agreement, with respect to its subject matter.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


Attest:                                 WHAT A WORLD!, INC.



By:                                     By:
   ----------------------                  ----------------------------
   Name:                                   Name:  David Miller
   Title:                                  Title: President



[Corporate Seal]



                                        --------------------------------

                Exhibit A to Warrant and Registration Agreement


                     WARRANT TO PURCHASE [  ] COMMON SHARES
                VOID AFTER 5:00 P.M., NEW YORK TIME, ON THE DATE
                                INDICATED BELOW

                              WHAT A WORLD!, INC.

                          INCORPORATED UNDER THE LAWS
                        OF THE COMMONWEALTH OF DELAWARE

     This certifies that, for value received, [      ], the registered holder
hereof, or assigns (the "Warrantholder"), is entitled to purchase from What A World!, Inc., a Delaware corporation (the "Company"), at any time during the period ending at 5:00 p.m., New York time, on August 31, 2001, at the purchase price per Share (the "Warrant Price") of $1.00, the number of Shares set forth above. The number of Shares purchasable upon exercise of this Warrant and the Warrant Price per Share shall be subject to adjustment from time to time as set forth in the Warrant and Registration Agreement referred to below.

     This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of the Company. Payment of such price shall be made, at the option of the Warrantholder, in cash or by check.

     This Warrant evidences the right to purchase an aggregate of up to [    ]
shares and is issued under and in accordance with the Warrant and Registration Agreement dated as of August __, 1996 (the "Warrant and Registration Agreement") among the Company and the Warrantholder and is subject to the terms and provisions contained in the Warrant and Registration Agreement, to all of which the Warrantholder by acceptance hereof consents.

     Upon any partial exercise of this Warrant, there shall be signed and issued to the Warrantholder a new Warrant in respect of the Shares as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the principal office of the Company for Warrants in respect of the same aggregate number of Shares as are evidenced by the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant is transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant and Registration Agreement.

     This Warrant does not entitle the Warrantholder to any of the rights of a shareholder of the Company.


                                     WHAT A WORLD!, INC.



                                     By:
                                         -----------------------------
                                         Name:  David Miller
                                         Title: President


[Corporate Seal]


Attest:


By:
   --------------------------
   Name:
   Title:

Dated as of August __, 1996

                              What A World!, Inc.

                                 PURCHASE FORM



     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, shares (the "Shares"), provided for therein, and requests that certificates for the Shares be issued in the name of:


-------------------------------------------------------------------------------
            (Please Print Name, Address and Social Security Number)

-------------------------------------------------------------------------------

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Warrantholder or its Assignee as below indicated and delivered to the address stated below.

     The undersigned hereby makes payment of the aggregate amount of $______, representing $_____ for each such Share.

     Dated:_____________, 19__

     Name of Warrantholder or Assignee:________________________________________

Address:_______________________________________________________________________

_______________________________________________________________________________

Signature:_____________________________________________________________________

Signature Guaranteed:  Note: Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrant)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

------------------------------------------------------------------------------
         (Name and Address of Assignee Must be Printed or Typewritten)

------------------------------------------------------------------------------

the within Warrant, hereby irrevocably constituting and appointing ___________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:____________, 19___    _________________________________
                             Signature of Registered Holder

Signature Guaranteed:        Notice: Signature must conform in all respects
                                     to name of holder as specified on the face of the Warrant Certificate.